As filed with the Securities and Exchange Commission on January 3, 2013

Registration No. 333-185758

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

___

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware	8200	20-8610073
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ogle, Chief Executive Officer
BLUE CALYPSO, INC.
19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications set to agent for service, should be sent to:

Sean F. Reid, Esq.
Fox Rothschild LLP
997 Lenox Drive, Building 3
Lawrenceville, NJ 08648

Tel. (609) 895-6719

Fax (609) 896-1469

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                        ☐                                                            Accelerated filer                                                 ☐

Non-accelerated filer                          ☐                                                            Smaller reporting company                               ☒

EXPLANATORY NOTE

                This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-185758) of Blue Calypso, Inc. is being filed solely to file the legal opinion regarding the validity of the shares of our common stock offered by the selling stockholders under this prospectus. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$668
Accounting Fees and Expenses	2,000*
Legal Fees and Expenses	25,000*
Printing Expenses	2,500
Total	$30,168

* Estimated

Item 14.                 Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15.                 Recent Sales of Unregistered Securities.

On December 12, 2012, we entered into a financial advisory agreement, pursuant to which we agreed to issue 500,000 shares of our common stock as consideration for such financial advisory services. As further compensation for the services to be provided, we agreed to issue 4.9% of our common stock on a fully diluted basis to such advisor upon the closing of capital raising transactions which in the aggregate generate at least $4 million in net proceeds and the completion of an uplisting of our common stock to a national securities exchange, provided that both events occur during the one year term of the agreement. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, Inc., pursuant to which we agreed to exchange a promissory note with a balance of $368,059.23 and our  existing accounts payable to Aztec of $177,898.92 for an 8% convertible note in the original principal amount of $545,958.16. The 8% convertible note is due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of our common stock then held by Aztec on or before December 31, 2012. The 8% convertible note is convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which our common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note will automatically convert into shares of our common stock.  The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On August 28, 2012, we issued an aggregate of 44,007 shares of our common stock as consideration for consulting services rendered. On November 21, 2012, we issued an aggregate of 36,863 shares of our common stock as consideration for consulting services rendered. The shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 14, 2012, we commenced a private offering of up to $10,000,000 of units, at a purchase price of $1.00 per unit. Each unit consisted of: (i) two shares of our common stock and (ii) a warrant to purchase one share of our common stock.  The warrant is exercisable for a term of two years at an exercise price of $0.75 per share. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. As of the termination date of the private offering, we had issued and sold an aggregate of 445,000 units in consideration of gross cash proceeds of $445,000. As a result, we issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 445,000 shares of common stock.  WFG Investments, Inc. acted as placement agent in connection with the private placement and received a cash fee of $44,500 and warrants to purchase 26,700 shares of Common Stock.  The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 1, 2012, we entered into an employment letter agreement with William Ogle, our chief executive officer. Pursuant to his employment letter agreement, Mr. Ogle is entitled to receive a restricted stock award equal to 7% of our total issued and outstanding shares as of June 11, 2012. This restricted stock award vests: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of our issued and outstanding shares of common stock on a fully-diluted basis. The options are exercisable at an exercise price equal to $0.10 per share for a term of 10 years. .  The shares and options issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended.The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On April 19, 2012, we entered into a securities purchase agreement with an existing stockholder, pursuant to which we issued an 8% senior secured convertible debenture in the principal amount of $35,000 and a warrant to purchase 6,500,000 shares of our common stock at an exercise price of $0.10 per share for a term of five years. Pursuant to the securities purchase agreement, the investor covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of closings to occur at our discretion through October 19, 2012. As of December __, 2012, we have issued and sold an aggregate of $500,000 of such debentures in consideration of gross proceeds of $500,000. The debentures are convertible into shares of our common stock at the option of the holder at a conversion price equal to the closing price of our common stock on the date of conversion. The 8% debentures contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than the closing price of our common stock on the date of conversion (subject to certain exceptions) and other similar events. The debentures and the warrant issued to the investor were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On September 1, 2001, pursuant to an agreement of merger and plan of reorganization, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, each shareholder of Blue Calypso Holdings, Inc. exchanged their shares in Blue Calypso Holdings, Inc. for an aggregate of 100,000,000 shares of common stock. The securities issued in the above described merger were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. Each of the shareholders of Blue Calypso Holdings, Inc. who received shares of our common stock in the above described merger were accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the merger.

On September 1, 2011, we issued convertible promissory notes in the aggregate principal amount of $1,500,000 and five-year warrants to purchase up to 22,091,311 shares of our common stock at an exercise price of $0.10 per share for a term of five years to two accredited investors in a private placement transaction, for total consideration of $1,500,000.  The promissory notes were initially convertible into shares of our common stock at a conversion price of $0.0679 per share, and were automatically convertible into 1,500,000 shares of the Series A Convertible Preferred Stock immediately upon the creation of the Series A Convertible Preferred Stock.  The promissory notes and warrants were sold to accredited investors and were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

The above described promissory notes automatically converted into 1,500,000 shares of Series A Convertible Preferred Stock on October 17, 2011 upon the creation of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued to two accredited investors.  The shares of Series A Convertible Preferred Stock issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 16.                 Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1	Opinion of Fox Rothschild LLP+
10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement – June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant – June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November __, 2012)

10.24

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November __, 2012)

21.1

List of subsidiaries (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 16, 2012)

23.1

Consent of Montgomery Coscia Greilich LLP, Certified Public Accountants (incorporated by reference to Exhibit 23.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)+
24.1	Power of Attorney (incorporated by reference to Exhibit 23.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.INS	XBRL Instance Document (incorporated by reference to Exhibit 101.INS to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.SCH	XBRL Taxonomy Extension Schema Document (incorporated by reference to Exhibit 101.SCH to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.CAL

XBRL Taxonomy Extension Calculation Linkbase Document (incorporated by reference to Exhibit 101.CAL to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.DEF

XBRL Taxonomy Extension Definition Linkbase Document (incorporated by reference to Exhibit 101.DEF to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.LAB

XBRL Taxonomy Extension Label Linkbase Document (incorporated by reference to Exhibit 101.LAB to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.PRE

XBRL Taxonomy Extension Presentation Linkbase Document (incorporated by reference to Exhibit 101.PRE to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

+ filed herewith

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on January 3, 2013.

By:	/s/ William Ogle
Name: William Ogle
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Blue Calypso, Inc., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint William Ogle their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Ogle	Chief Executive Officer and Chairman	January 3, 2013
William Ogle	(principal executive officer)
*	Chief Financial Officer	January 3, 2013
David Polster	(principal financial and accounting officer)
*	Chief Technology Officer and Director	January 3, 2013
Andrew Levi
*	Director	January 3, 2013
Ian Wolfman
*	Director	January 3, 2013
Charles Thomas

* Signed by William Ogle as agent.